Registration No.
                                                                      33-42237
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      _________________________________
                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                      _________________________________

                               TOYS "R" US, INC.
            (Exact name of Registrant as Specified in Its Charter)
                      _________________________________

                                   Delaware
        (State or other jurisdiction of incorporation or organization)


                                  22-3260693
                     (I.R.S. Employer Identification No.)


                               TOYS "R" US, INC.
                                461 From Road
                          Paramus, New Jersey  07652
                                (201) 262-7800
                   (Address of principal executive offices)
                      _________________________________

                               Louis Lipschitz
                           Executive Vice President
                         and Chief Financial Officer
                               TOYS "R" US, INC.
                                461 From Road
                          Paramus, New Jersey  07652
                                (201) 599-6981
                    (Name and address of agent for service)

                                  Copies to:

                              ANDRE WEISS, ESQ.
                          SCHULTE ROTH & ZABEL LLP
                               900 Third Avenue
                          New York, New York 10022
                                (212) 756-2431

                _______________________________________

      Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective.

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     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

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





                         DEREGISTRATION OF SECURITIES

          TOYS "R" US, INC. (the "Registrant") by this Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (No. 33-42237) originally filed with the Securities and Exchange Commission (the "SEC") on August 13, 1991, and as amended by the filing of a post-effective amendment with the SEC on January 5, 1996 (the "Registration Statement"), hereby withdraws from registration under the Securities Act of 1933, as amended, the unsold portion of debt securities (the "Debt Securities") with an aggregate principal amount equal to U.S. $100,000,000, registered under the Registration Statement.

                          REASON FOR DEREGISTRATION

          The Registrant no longer intends to offer or sell the Debt Securities pursuant to the Registration Statement.

                                  SIGNATURES

          Pursuant to Rule 478 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the Agent for Service designated therein, in the City of Paramus, State of New Jersey, on this 22nd day of September, 1997.

                                TOYS "R" US, INC.


                                 By: /s/ Louis Lipschitz
                                     Louis Lipschitz
                                     Executive Vice President and
                                     Chief Financial Officer
                                     and Agent For Service of Process